Exhibit 24.7

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby constitutes and appoints Liam B. O’Neil, Kirstin N. Hill and Katherine H. Zrike, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign one or more Registration Statements on Form S-1 under the provisions of the Securities Act of 1933, as amended, any and all amendments thereto (including post-effective amendments) and supplements to the Registration Statements for each of the Biotech HOLDRSSM Trust, B2B Internet HOLDRSSM Trust, Broadband HOLDRSSM Trust, Europe 2001 HOLDRSSM Trust, Internet HOLDRSSM Trust, Internet Architecture HOLDRSSM Trust, Internet Infrastructure HOLDRSSM Trust, Market 2000+ HOLDRSSM Trust, Oil Service HOLDRSSM Trust, Pharmaceutical HOLDRSSM Trust, Regional Bank HOLDRSSM Trust, Semiconductor HOLDRSSM Trust, Software HOLDRSSM Trust, Telecom HOLDRSSM Trust, Wireless HOLDRSSM Trust, Utilities HOLDRSSM Trust and Retail HOLDRSSM Trust, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or their substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney and subject hereof.

New York State General Obligations Law requires the “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements set forth on the next page to be contained in this Power of Attorney.  Notwithstanding anything to the contrary contained in those statements, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the power or authority to spend the undersigned's money or sell or dispose of the undersigned's property, or the power or authority to act in any other capacity other than as described above.

THE FOLLOWING STATEMENTS ARE REQUIRED TO BE INCLUDED IN THIS POWER OF ATTORNEY UNDER THE NEW YORK STATE GENERAL OBLIGATIONS LAW:

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.  When your agent exercises this authority, he or she must act according to any instructions you have provided, or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.  You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.  Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.  The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;
(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4)	keep a record of all receipts, payments, and transactions conducted for the principal; and
(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (Your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

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IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated opposite her name.

/s/ Sallie L. Krawcheck	Co-Chief Executive Officer, Executive Vice President and Director	March 23, 2010

Sallie L. Krawcheck

State of New York	)

County of New York	) ss.:

On the 23rd day of March in the year 2010 before me, the undersigned, personally appeared Sallie L. Krawcheck, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Maria A. Cedeno

Notary Public

MARIA A. CEDENO
NOTARY PUBLIC-STATE OF NEW YORK
No: 01CE6183838
Qualified in Queens County
My Commission Expires March 31, 2012

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IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated opposite his name.

/s/ Thomas K. Montag	Co-Chief Executive Officer, Executive Vice President and	March 15, 2010
Director
Thomas K. Montag

State of New York	)

County of New York	) ss.:

On the 15th day of March in the year 2010 before me, the undersigned, personally appeared Thomas K. Montag, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Robin Anne Engelman
Notary Public

ROBIN ANNE ENGELMAN
Notary Public, State of New York
No. 24-4721378
Qualified in Kings County
Commission Expires February 28, 2011

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IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated opposite his name.

/s/ Robert Qutub	Chief Financial Officer and Senior Vice President	March 15, 2010

Robert Qutub

State of North Carolina	)

County of Mecklenburg	) ss.:

On the 15th day of March in the year 2010 before me, the undersigned, personally appeared Robert Qutub, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Margaret Kruse
Notary Public

MARGARET KRUSE
NOTARY PUBLIC
MECKLENBURG COUNTY, NC
My commission expires 10-24-2014

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IN WITNESS WHEREOF, the undersigned principal has executed in Charlotte, North Carolina this Power of Attorney on the date indicated opposite his name.

/s/ Bruce R. Thompson	Executive Vice President and Director	March 15th, 2010

Bruce R. Thompson

State of North Carolina	)

County of Mecklenburg	) ss.:

On the 15th day of March in the year 2010 before me, the undersigned, personally appeared Bruce R. Thompson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Nancy D. Dry
Notary Public

My commission expires 1-21-15.

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IN WITNESS WHEREOF, the undersigned agent has executed this Power of Attorney on the date indicated opposite his name.

/s/ Liam B. O’Neil	Agent and Attorney-in-Fact	April 14, 2010

Liam B. O’Neil

State of New York	)

County of New York	) ss.:

On the 14th day of April in the year 2010 before me, the undersigned, personally appeared Liam B. O’Neil, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Leonore E. McKean
Notary Public

LEONORE E. MCKEAN
Notary Public, State of New York
No. O1MC6046528
Qualified in Suffolk County
Commission Expires 08/14/2010

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IN WITNESS WHEREOF, the undersigned agent has executed this Power of Attorney on the date indicated opposite her name.

/s/ Kirstin N. Hill	Agent and Attorney-in-Fact	April 14, 2010

Kirstin N. Hill

State of New York	)

County of New York	) ss.:

On the 14th day of April in the year 2010 before me, the undersigned, personally appeared Kirstin N. Hill, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Leonore E. McKean
Notary Public

LEONORE E. MCKEAN
Notary Public, State of New York
No. O1MC6046528
Qualified in Suffolk County
Commission Expires 08/14/2010

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IN WITNESS WHEREOF, the undersigned agent has executed this Power of Attorney on the date indicated opposite her name.

/s/ Katherine H. Zrike	Agent and Attorney-in-Fact	April 14, 2010

Katherine H. Zrike

State of New York	)

County of New York	) ss.:

On the 14th day of April in the year 2010 before me, the undersigned, personally appeared Katherine H. Zrike, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Leonore E. McKean
Notary Public

LEONORE E. MCKEAN
Notary Public, State of New York
No. O1MC6046528
Qualified in Suffolk County
Commission Expires 08/14/2010

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